May 24, 2005
  UBS Financial Services Inc.
  1000 Harbor Boulevard
  Weehawken, New Jersey 07086
  Ladies and Gentlemen:
  We have served as counsel for UBS Financial Services Inc. as sponsor and depositor (the "Depositor") of Equity Opportunity Trust Special Situations Series 10 (hereinafter referred to as the "Trust"). It is proposed that Post-Effective Amendment No. 1 to the Trust's registration statement ("Post-Effective Amendment
  No. 1") will be filed with the Securities and Exchange Commission and dated as of the date hereof in connection with the continued
  issuance by the Trust of an indefinite number of units of fractional undivided interest in the Trust (hereinafter referred to as the
  "Units") pursuant to Rule 24f-2 promulgated under the provisions of the Investment Company Act of 1940, as amended. In this regard, we have examined executed originals or copies of the following:
  (a) The Restated Certificate of Incorporation, as amended, and the By-Laws of the Depositor, as amended;
  (b) Resolutions of the Board of Directors of the Depositor adopted on December 3, 1971 relating to the Trust and the sale of the Units;
  (c)  Resolutions of the Executive Committee of the Depositor adopted on September 24, 1984;
  (d)  Resolutions of the Board of Directors of the Sponsor adopted on
       June 9, 2003, certified by the Secretary of the Sponsor on the date hereof;
  (e)  Powers of Attorney referred to in this Amendment;
  (f)  Post-Effective Amendment No. 1 to the Registration Statement on
       Form S-6 (File No. 33-43477) to be filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder
       (collectively, the "1933 Act") proposed to be filed on or about the date hereof (the "Amendment");
  (g) The Notification of Registration of the Trust filed with the Commission under the Investment Company Act of 1940, as amended (collectively, the "1940 Act") on Form N-8A, as
       amended;
  (h) The registration of the Trust filed with the Commission under the 1940 Act on Form N-8B-2 (File No. 811-3722), as amended;
  (i)  The prospectus included in the Amendment (the "Prospectus");
  (j)  The Standard Terms and Conditions of the Trust dated as of
       July 1, 1998, as amended, among the Depositor, and Investors
       Bank & Trust Company (the "Trustee"), (the "Standard Terms");
  (k) The Trust Indenture dated as of the Initial Date of Deposit, among the Depositor, the Trustee and the Evaluator (the "Trust
       Indenture" and, collectively with the Standard Terms, the
       "Indenture and Agreement");
  (l) The form of certificate of ownership for units (the "Certificate") to be issued under the Indenture and Agreement; and
  (m)  Such other pertinent records and documents as we have deemed necessary.
       With your permission, in such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) except as specifically covered in the opinions set forth below, the due authorization, execution, and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid, and binding effect thereof on such parties; and (e)
  the absence of any evidence extrinsic to the provisions of the written agreement(s) between the parties that the parties intended a meaning contrary to that expressed by those provisions. However, we have not examined the securities deposited pursuant to the
  Indenture and Agreement (the "Securities") nor the contracts for the
  Securities.
       We express no opinion as to matters of law in jurisdictions other than the laws of the State of New York (but excluding the "Blue Sky"
  laws of New York, as to which we express no opinion) and the federal laws of the United States, except to the extent necessary to render the opinion as to the Depositor in paragraph (i) below with respect to Delaware law. As you know we are not licensed to practice law in the State of Delaware, and our opinion in paragraph (i) and (iii) as to Delaware law is based solely on review of the General Corporation Law of the State of Delaware.
       Based upon such examination, and having regard for legal considerations which we deem relevant, we are of the opinion that:
  (i) The Depositor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full corporate power to conduct its business as described in the Prospectus;
  (ii) The Depositor is duly qualified as a foreign corporation and is in good standing as such within the State of New York;
  (iii)The terms and provisions of the Units conform in all material respects to the description thereof contained in the Prospectus;
  (iv) The consummation of the transactions contemplated under the Indenture and Agreement and the fulfillment of the terms thereof will not be in violation of the Depositor's Restated Certificate of Incorporation, as amended, or By-Laws, as amended and will not conflict with any applicable laws or regulations applicable to the Depositor in effect on the date hereof; and
  (v) The Certificates to be issued by the Trust, when duly executed by the Depositor and the Trustee in accordance with the Indenture and Agreement, upon delivery against payment therefor as
       described in the Prospectus will constitute fractional undivided interests in the Trust enforceable against the Trust in accordance with their terms, will be entitled to the benefits of the Indenture and Agreement and will be fully paid and non-assessable.
  Our opinion that any document is valid, binding, or enforceable in accordance with its terms is qualified as to:
  (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally;
  (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and
  (c) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
       We hereby represent that the Post Effective Amendment No. 1 contains no disclosure which would render it ineligible to become effective immediately upon filing pursuant to paragraph (b) of Rule 485 of the Commission.
       We hereby consent to the filing of this opinion as an exhibit to Post Effective Amendment No. 1 and to the use of our name wherever it appears in Post Effective Amendment No. 1 and the Prospectus.
  Very truly yours,
  /s/ CARTER LEDYARD & MILBURN LLP